Exhibit 10.27

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (“Third Amendment”) is made and entered into as of the 14th day of February, 2014, by and between MULLROCK 3 TORREY PINES, LLC, a Delaware limited liability company (“Landlord”) and AUSPEX PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

A.       Landlord and Tenant entered into that certain Office Lease dated as of June 6, 2011 (the “Original Lease”), as modified by (i) that certain First Amendment to Lease dated as of June 21, 2012 by and between Landlord and Tenant (“First Amendment”), and (ii) that certain Second Amendment to Lease dated as of November 13, 2012, by and between Landlord and Tenant (“Second Amendment”), whereby Landlord leased to Tenant and Tenant leased from Landlord certain space located in that certain building located and addressed at 3366 North Torrey Pines Court, San Diego, California (the “Building”). The Original Lease, as modified by the First Amendment and the Second Amendment, may be referred to herein as the “Lease.”

B.       By this Third Amendment, Landlord and Tenant desire to expand the Existing Premises (as defined below) and to otherwise modify the Lease as provided herein.

C.       Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

A G R E E M E N T:

1.       The Existing Premises. Landlord and Tenant hereby agree that pursuant to the Lease, Landlord currently leases to Tenant and Tenant currently leases from Landlord approximately 2,799 rentable square feet in the Building consisting of (i) approximately 1,805 rentable square feet on the second (2nd) floor of the Building and commonly known as Suite 225, as more particularly described in the Lease, and (ii) approximately 994 rentable square feet on the second (2nd) floor of the Building and commonly known as Suite 230, as more particularly described in the Second Amendment (collectively, the “Existing Premises”).

2.       Expansion of the Existing Premises; Expansion Commencement Date.

2.1.       Expansion Space. That certain space consisting of approximately 2,830 rentable square feet and commonly known as Suite 240 may be referred to herein as the “Expansion Space.” Such Expansion Space is more particularly described on Exhibit “A” attached hereto.

2.2.       Expansion Commencement Date. Effective as of February 1, 2014 (“Expansion Commencement Date”), Tenant shall lease from Landlord and Landlord shall lease to Tenant the Expansion Space. Landlord and Tenant hereby stipulate and agree that such addition of the Expansion Space to the Existing Premises shall, effective as of the Expansion Commencement Date, increase the number of square feet leased by Tenant in the Building to a total of 5,629 rentable square feet. Effective as of the Expansion Commencement Date, all references to the “Premises” in the Lease shall mean and refer to the Existing Premises as expanded by the Expansion Space. Notwithstanding anything herein to the contrary, unless otherwise agreed to by the parties, should Landlord fail to deliver the Expansion Space, as improved by Landlord’s Work (as hereinafter defined), prior to March 7, 2014, the lease of the Expansion Space contemplated by this Third Amendment shall be null and void and any Monthly Basic Rent paid by Tenant for the Expansion Space shall be credited to Tenant and applied to the next installment of Monthly Basic Rent for the Existing Premises. Notwithstanding anything above to the contrary, such March 7, 2014 date shall be extended by one (1) day for each day of delay in Landlord’s substantial completion of Landlord’s Work, up to a maximum of an additional 120 days, due to delays caused by Tenant (including Tenant’s changes to the work depicted on Exhibit “B”), force majeure delays, governmental delays and other delays beyond Landlord’s reasonable control.

3.       Expansion Space Term. The term of the Tenant’s Lease of the Expansion Space shall commence as of the Expansion Commencement Date and shall expire on November 30, 2014. The period from the Expansion Commencement Date through November 30, 2014 shall be referred to herein as the “Expansion Space Term.”

4.       Monthly Basic Rent for the Expansion Space. Effective as of the Expansion Commencement Date, Tenant shall pay, as Monthly Basic Rent for the Expansion Space (in addition to all rent due and payable by Tenant for the Existing Premises), the following:

Period	Monthly Basic Rent	Monthly Basic Rent Per RSF of the Expansion Space

02/01/14 – 11/30/14	$8,376.80	$2.96

5.       Tenant’s Percentage and Base Year. During the Expansion Space Term, (i) Tenant’s Percentage for the Expansion Space shall be 7.33%, and (ii) the Base Year for the Expansion Space only shall be the 2014 calendar year.

6.       Brokers. Each party represents and warrants to the other that no broker, agent or finder negotiated or was instrumental in negotiating or consummating this Third Amendment. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder’s fee by any entity who claims or alleges that they were retained or engaged by the first party or at the request of such party in connection with this Third Amendment.

7.       Parking. During the Expansion Space Term, Tenant shall be entitled to an additional six (6) unreserved, uncovered parking spaces. Tenant’s use of such additional parking spaces shall be subject to all of the terms and provisions of the Lease.

8.       Condition of the Expansion Space and Landlord’s Work. Except as specifically set forth below, Tenant hereby agrees to accept the Expansion Space in its “as-is” condition and Tenant hereby acknowledges that Landlord, except as provided below, shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Expansion Space. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Expansion Space. Notwithstanding anything above to the contrary, promptly after full execution and delivery of this Third Amendment by Landlord and Tenant, Landlord shall, at Tenant’s sole cost and expense, perform the improvement work described on Exhibit B attached hereto (collectively, “Landlord’s Work”), which Landlord’s Work shall not (except as provided below) exceed Twenty Five Thousand Dollars ($25,000.00) (Tenant’s Cost Cap”). Tenant hereby acknowledges that Landlord’s performance of Landlord’s Work shall not be deemed a constructive eviction of Tenant, nor shall Tenant be entitled to any abatement of Rent. Tenant agrees to use its best efforts to cooperate with Landlord in Landlord’s performance of Landlord’s Work. Within ten (10) days of Landlord’s written request and presentation to Tenant of reasonably particularized invoices, Tenant shall pay to Landlord an amount equal to all costs and expenses incurred by Landlord in Landlord’s performance of Landlord’s Work (which costs and expenses shall also include Landlord’s five percent (5%) construction management fee), up to the Tenant’s Cost Cap: provided, however, that any increase in the cost of Landlord’s Work due to changes made by Tenant to the improvements depicted on Exhibit B shall be Tenant’s responsibility (and payable by Tenant to Landlord within ten (10) days of Landlord’s written request) and are not subject to Tenant’s Cost Cap.

9.       Security Deposit. Tenant has previously deposited with Landlord Eight Thousand Five Hundred Fifty-Four and 85/100 Dollars ($8,554.85) as a Security Deposit under the Lease. Concurrently with Tenant’s execution and delivery of this Third Amendment to Landlord, Tenant shall deposit with Landlord an additional Security Deposit amount equal to Eight Thousand Three Hundred Seventy-Six and 80/100 Dollars (8,376.80), for a total Security Deposit of Sixteen Thousand Nine Hundred Thirty-One and 65/100 Dollars (16,931.65). Landlord shall continue to hold the Security Deposit (as increased herein) in accordance with the terms and conditions of Section 5 of the Lease.

10.       Defaults. Tenant hereby represents and warrants to Landlord that, as of the date of this Third Amendment, Tenant is in full compliance with all terms, covenants and conditions of the Lease and that there are no breaches or defaults under the Lease by Landlord or Tenant, and that Tenant knows of no events or circumstances which, given the passage of time, would constitute a default under the Lease by either Landlord or Tenant.

11.       Disclosures and Utility Usage Information. Pursuant to Civil Code Section 1938, Landlord states that, as of the date hereof, the Premises has not undergone inspection by a Certified Access Specialist (“CASp”) to determine whether the Premises meet all applicable construction-related accessibility standards under California Civil Code Section 55.53. If Tenant is billed directly by a public utility with respect to Tenant’s electrical usage at the Premises, upon request, Tenant shall provide monthly electrical utility usage for the Premises to Landlord for the period of time requested by Landlord (in electronic or paper format) or, at Landlord’s option, provide any written authorization or other documentation required for Landlord to request information regarding Tenant’s electricity usage with respect to the Premises directly from the applicable utility company.

12.       Signing Authority. Each individual executing this Third Amendment on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of California and that Tenant has full right and authority to execute and deliver this Third Amendment and that each person signing on behalf of Tenant is authorized to do so.

13.       No Further Modification. Except as set forth in this Third Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Third Amendment has been executed as of the day and year first above written.

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LANDLORD:	MULLROCK 3 TORREY PINES, LLC, a Delaware limited liability company

	By:	Mullrock 3 Torrey Pines Manager, LLC, a Delaware limited liability company Its Non-Member Manager

	By:	Mullrock 3, LLC, a Delaware limited liability company Its Sole Member

		By:	Muller-Rock 3, LLC, a California limited liability company Its Managing Member

		By:	/s/ Stephen J. Muller
		Name:	Stephen J. Muller
		Title:	Managing Member

“TENANT”	AUSPEX PHARMACEUTICALS, INC., a Delaware corporation

	By:	/s/ Bharatt Chowrira
		Print Name:	Bharatt Chowrira
		Print Title:	Chief Operating Officer

By:
Print Name:
Print Title:

EXHIBIT "B"

LANDLORD'S WORK

BYCOR
GENERAL CONTRACTORS

6490 MARINDUSTRY PLACE
SAN DIEGO, CA 92121
858-587-1901, F: 587-1903
LICENSE #444203

1/10/2014
Rich Byer

PROJECT: **Auspex**
ADDRESS: 3366 NORTH TORREY PINES ROAD,STE 240
LA JOLLA, CA 92037

CONTACT: **Maya Hausmann**
Property Manager
3366 N. Torrey Pines Court, Suite 210
La Jolla, CA 92037

Square feet: 2235 approximate
Plan Date: 1/7/2014

PHONE: 858.587.9955
FAX: 858.457.8035
E-Mail: mhausmann@themullercompany.com

Architect: **Donald Pittman Design**

CSI CODES	DESCRIPTION	TOTAL QTY	UNIT PRICE		LANDLORD TOTAL	SUB TOTAL
DIV. 1	**JOB REQUIREMENTS:**					
01030	Job site labor & Continuous clean up	8	$28.00	hr	$224.00	
	Barricades and protection	1	$225.00	ea	$225.00	
01800	Trash removal	1	$935.00	ea	$935.00	
01850	Clean up - Final	2235	$0.22	sf	$491.70	
	SUBTOTAL					**$1,875.70**
DIV. 2	**SITE WORK:**					
02050	**Demolition and concrete:**					
	Walls	720	$1.65	sf	$1,188.00	
	Ceiling tile	125	$0.25	sf	$31.25	
	Flooring	200	$0.70	sf	$140.00	
	Doors	2	$28.00	ea	$56.00	
	Millwork	32	$13.00	lf	$416.00	
	SUBTOTAL					**$1,831.25**
DIV. 7	**THERMAL/MOISTURE PROTECTION:**					
07200	**Insulation:**		not included			
DIV. 8	**DOORS/WINDOWS:**					
08200	**Doors: relocated existing**					
08250	Door labor for new / relocated doors	2	$155.00	ea	$310.00	
	SUBTOTAL					**$310.00**
DIV. 9	**FINISHES:**					
09250	**Drywall and framing :**					
	Interior non rated partition	24	$89.00	lf	$2,136.00	
	Cut in openings and patch	2	$390.00	ea	$780.00	
	Patching thruout	1	$712.00	ls	$712.00	
	Drywall stocking	1	$225.00	ls	$225.00	
	SUBTOTAL					**$3,853.00**

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CSI CODES	DESCRIPTION	TOTAL QTY	UNIT PRICE		LANDLORD TOTAL	SUB TOTAL
09500	**T-Bar/Acoustic:**					
	Minor patching	1	$480.00	ls	$480.00	
	SUBTOTAL					**$480.00**
09680	**Floor Covering:**					
	Carpet allowance	132	$7.00	sy	$924.00	
	Patching	1	$590.00	ls	$590.00	
	Base- Roppe 4"	120	$1.65	lf	$198.00	
	SUBTOTAL					**$1,712.00**
09900	**Paint:**					
	Interior Walls (Low Sheen Enamel)	4230	$0.55	sf	$2,326.50	
	SUBTOTAL					**$2,326.50**
DIV. 15	**MECHANICAL:**					
15400	**Plumbing:**					
	Remove sink / cabinet and patch wall	1	$500.00	ea	$500.00	
	SUBTOTAL:					**$500.00**
15800	**Heating/Air Conditioning:**					
	Minor adjustments to registers					
	New supply air diffusers complete with ducting	1	$550.00	ea	$550.00	
	Relocate existing controls	2	$135.00	ea	$270.00	
	SUBTOTAL					**$820.00**
DIV. 16	**ELECTRICAL:**					
	Convenience 15A Duplex Outlet	4	$88.00	ea	$352.00	
	Dedicated outlet	1	$175.00	ea	$175.00	
	Cut-in charges for devices, outlets	5	$45.00	ea	$225.00	
	Hilo switch 120/277v	4	$75.00	ea	$300.00	
	New light	1	$220.00	ea	$220.00	
	Relocate lights / rewire	12	$85.00	ea	$1,020.00	
	Emergency battery back up		not included			
	Data or phone outlet		not included			
	Demo costs	8	$75.00	hr	$600.00	
	SUBTOTAL					**$2,892.00**
16700	**Life Safety:**		not included			
	SUBTOTAL				$16,600.45	**$16,600.45**
01000	General Conditions				$1,660.05	
01025	Profit & Overhead				$1,552.14	
01140	Insurance				$273.91	
	Contingency				Deleted	
	TOTAL ESTIMATE				**$20,086.54**	
			Cost per R.S.F.		$8.99	

EXCLUSIONS:

Building permit and processing fees, SDGE/Water assessment fees, waxing of all hard surface flooring, engineering, plans, ADA issues not referenced above, Recycling fee, fire sprinklers, Data/Communication/Security systems and wiring, Audio Visual equipment and wiring, Appliances Union Labor, card readers, window coverings; Grade beams, furniture systems
Fire Extinguishers

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